SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                              ------------------------

                                     FORM SB-2

                               REGISTRATION STATEMENT

                                       UNDER

                             THE SECURITIES ACT OF 1933
                              ------------------------

                               VENTANA INVESTMENTS LTD.
                   (Name of small business issuer in its charter)


             NEVADA                       4813                   88-043-6993
     (State of Incorporation)   (Primary Standard Industrial   IRS Employer ID
                                 Classification Code Number)


                             44489 TOWN CENTER WAY, SUITE D415
                             PALM DESERT, CA 92260-2723
                                (760) 773-9227 (PHONE)
            (Address and telephone number of principal executive offices)
                             --------------------------
                             18 EAST CANYON PERDIDO STREET
                             SANTA BARBARA, CA 93101
                             (805)564-8827
                             (805) 564-8837 (TELECOPY)

 (Address of principal place of business or intended principal place of business)

                             --------------------------
                             CORPORATE SERVICES OF NEVADA
                              502 NORTH DIVISION STREET
                                CARSON CITY, NV 89703
                                   (775) 883-3711

             (Name, address and telephone number of agent for service)
                             --------------------------

                                     COPIES TO:

                                 KENNETH G. EADE
                                 Attorney at Law
                                 827 State Street, Suite 26
                                 Santa Barbara, CA 93101
                                (805)560-9828 (PHONE)
                                (805) 560-3608 (TELECOPY)
                             --------------------------

(Address of principal place of business or intended principal place of business)
                             --------------------------

                               CORPORATE SERVICES OF NEVADA
                               502 NORTH DIVISION STREET
                                  CARSON CITY, NV 89703
                                   (775) 883-3711

             (Name, address and telephone number of agent for service)
                             --------------------------

                                     COPIES TO:

                                 KENNETH G. EADE
                                 Attorney at Law
                                 827 State Street, Suite 26
                                 Santa Barbara, CA 93101
                                (805)560-9828 (PHONE)
                                (805) 560-3608 (TELECOPY)
                             --------------------------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. /       /
                                             -----   -----

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    /       /
                          -----   -----

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box: /       /
                               -----   -----

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A)
OF
THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE
COMMISSION,
ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
[CAPTION]



___________________________________________________________________________________________________


___________________________________________________________________________________________________



TITLE OF EACH            DOLLAR       PROPOSED               PROPOSED
                                       AMOUNT OF
CLASS OF SECURITIES      AMOUNT TO    MAXIMUM AGGREGATE      MAX. AGGREGATE
   REGISTRATION FEE
<F>

Common Stock,   .001 par  $12,500          $.25                $12,500
       $3.30
Total                     $12,500          $.25                $12,500
       $3.30



                                    DATED MARCH 27, 2000

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE
UNLAWFUL PRIOR   TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS
OF ANY SUCH STATE.

  PROSPECTUS

  VENTANA INVESTMENTS LTD.

  50,000 SHARES OF COMMON STOCK

Up to 50,000 of the shares of Common Stock offered hereby (the "Offering") are being sold by VENTANA INVESTMENTS LTD. ( the "Company").

There is no minimum contingency and no escrow or impound, and the proceeds may be utilized by the Company in its discretion. The Company's Common Stock is not currently listed or quoted on any quotation medium. There can be no assurance that the Company's common stock will ever be quoted on any quotation medium or that any market for the Company's stock will ever develop.
                              ------------------------
THE COMMON STOCK OFFERED HEREBY IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AND "DILUTION."
                               ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       PRICE             UNDERWRITING               PROCEEDS
       TO                DISCOUNTS AND              TO PUBLIC
                         COMMISSIONS(2)             COMPANY(1)

                                  PRICE      UNDERWRITING    PROCEEDS TO
COMPANY
  Per Share................      $      .25    $   0                $      .25

  Total ..................       $12,500       $   0                $12,500

(1) Before deducting expenses payable by the Company, estimated at approximately $5,000. This offering is self-underwritten, so the Company is not obligated to pay commissions or fees on the sales of any of the shares. This offering is for up to 50,000 common shares. There is no minimum contingency, and the proceeds may be used in the Company's discretion, subject to SEC Rule 419.

(2)The shares of Common Stock are being offered by the Company through its officers and directors on a best efforts basis subject to prior sale, when, as, and if delivered to and accepted by the Company and subject to the approval of certain legal matters by counsel and certain other conditions. The Company reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part.

MARCH 27, 2000
--------------

AVAILABLE INFORMATION

The Company is subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") under Section 12 of the Act. In accordance therewith, the Company will file reports and other information with the Securities and Exchange Commission ("SEC Reports, proxy statements and other information filed by the Company can be inspected and copied at the principal office of the Commission, Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies can be obtained from the Commission at prescribed rates by writing to the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is http://www.sec.gov.

The Company has filed with the Commission a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the
 "Securities Act"), with respect to sales of the shares of Common Stock
offered   hereby. This Prospectus omits certain information contained in the
Registration Statement. For further information, reference is made to the
Registration   Statement, the exhibits and financial statements filed as a part thereof, which may be examined without charge at the office of the Commission, and photocopies of which, or any portion thereof, may be obtained upon payment of the prescribed fee.

Statements contained in this Prospectus as to the contents of any agreement or other document referred to are not complete, and where such agreement or other document is an exhibit to the Registration Statement, each statement is deemed to be qualified and amplified in all respects by the provisions of the exhibit.

PROSPECTUS SUMMARY

THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS, INCLUDING THE INFORMATION SET FORTH
UNDER "RISK   FACTORS." CERTAIN STATEMENTS CONTAINED IN THE PROSPECTUS
SUMMARY AND ELSEWHERE   IN THIS PROSPECTUS REGARDING MATTERS THAT ARE NOT
HISTORICAL FACTS, SUCH AS   STATEMENTS REGARDING GROWTH TRENDS IN THE
INDUSTRY AND THE COMPANY'S GROWTH STRATEGY AND PLANS TO INTRODUCE ADDITIONAL PRODUCTS OR SERVICES, ARE FORWARD-LOOKING STATEMENTS (AS SUCH TERM IS DEFINED IN THE SECURITIES ACT). SINCE SUCH FORWARD-LOOKING STATEMENTS
INCLUDE RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER   MATERIALLY FROM
THOSE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED HEREIN UNDER "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS," AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS.

UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES HEREIN TO THE "COMPANY" REFER TO VENTANA INVESTMENTS LTD., AND ITS SUBSIDIARIES.

THE COMPANY

VENTANA INVESTMENTS LTD. is a development stage company, organized under the laws of the state of Nevada on September 29, 1999. The Company is not engaged in any operations other than organizational matters. It was formed specifically to be a blank check or shell corporation, for the purpose of either merging with or acquiring an operating company with operating history and assets.

 The primary activity of the Company will involve seeking merger or acquisition candidates with whom it can either merge or acquire. The Company has not selected any company for acquisition or merger and does not intend to limit potential acquisition candidates to any particular field or industry, but does retain the right to limit acquisition or merger candidates, if it so chooses, to a particular field or industry. The Company's plans are in the conceptual stage only.

 CORPORATE BACKGROUND

The Company was organized on September 29, 1999, and has never commenced operations. The Company is a "blank check" or "shell corporation", in the development stage, whose plan of operations is limited to locating a merger or acquisition candidate. The Company's common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that the Company will ever acquire a suitable merger or acquisition candidate or that its common stock will ever develop a market.

THE OFFERING

  Common Stock Offered.........................  Up to 50,000 shares

  Common Stock Outstanding after the
  Offering.....................................  300,000 SHARES(1)

  Use of Proceeds..............................  Working capital

  Symbol.......................................  None

  Risk Factors.................................  The shares of Common Stock offered hereby involve a
high                                                       degree of risk
and immediate
substantial dilution. See "Risk
       Factors" and "Dilution"

Proceeds from this offering will be escrowed with a federally insured depository pursuant to Rule 419 promulgated by the SEC. The Company will obtain only 10% of the proceeds. All proceeds will be released back to investors in 18 months unless and until a merger or acquisition has been consummated and a substantial number of investors have indicated in writing their intentions to remain as a purchaser. See A Terms of Offering and Escrow Provisions.

  (1) Figures are based on the current outstanding shares of 250,000.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of
 Operations" and the Consolidated Financial Statements, including the Notes thereto, included elsewhere in this Prospectus. The statement of operations data for the period ended February 29, 2000 and the balance sheet data at February 29, 2000 are derived from the Company's audited Consolidated Financial Statements included elsewhere in this Prospectus. The consolidated statement of operations data for the period ended February 29, 2000 is derived from the Company's audited financial statements for those years, which are included in this Prospectus. These statements include all adjustments that the Company considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the period ended February 29, 2000 are not necessarily indicative of the results to be expected for the full year or for any future period.









[CAPTION]
 BALANCE SHEET DATA:

                                                        February 29, 2000
                                                      ---------------------

  Assets: ............................................      $   100
                                                                ====

  Liabilities - Accounts Payable .....................      $    --
                                                                ----
  Stockholders' Equity:
  Common Stock, Par value $___ per share;
Authorized _____________ shares,
Shares issued and outstanding....................                --
  Paid-In Capital ...............................                -0-
  Retained Deficit ...............................           (2,600)
  Deficit Accumulated During the
Development Stage ..............................             (2,600)
                                                             ------

 Total Stockholders' Equity ....................            $(2,600)
                                                             -------
  Total Liabilities and
 Stockholders' Equity ........................              $   100
                                                               =====

[CAPTION]
 STATEMENT OF INCOME DATA:
                                                                  Cumulative
                                                                  Since
                                                                  Inception
                                              For period ended    of
Development
                                                 2/29/2000        Stage
                                              ----------------
--------------
Income:
 Sales ....................................     $      --         $        --
 Total Income .............................     $      --         $        --

Expenses:
 General and administrative expenses.......     $  (2,600)            $(2,600)
                                                    -----               -----
 Total Expenses ...........................     $  (2,600)            $(2,600)

RISK FACTORS

PROSPECTIVE INVESTORS IN THE SHARES OFFERED HEREBY SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION APPEARING IN THIS PROSPECTUS.

LIMITED OPERATING HISTORY; HISTORY OF LOSSES; SIGNIFICANT ACCUMULATED AND WORKING CAPITAL DEFICITS

The Company is a development stage company which has no operating history upon which an evaluation of its future performance and prospects can be made. The

Company's prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition. Since inception, the Company has incurred significant losses.

BLANK CHECK COMPANY

The Company is a blank check company whose only plan of operations is to seek to acquire an operating company with income and/or assets with which to merge or acquire. There can be no assurance that the Company will be successful in finding such a merger or acquisition candidate, and the investor should be prepared to lose his or her entire investment.

INTENSE COMPETITION

It is unknown what industry the Company's potential merger/acquisition candidate will be from. However, most industries are generally intensely competitive, rapidly evolving and subject to constant technological change. Competitors with greater financial resources than the Company are more equipped to compete with the Company in any industry. There can be no assurance that the Company will be able to compete successfully in any chosen.

DEVELOPMENT STAGE COMPANY

The Company is still in the development stage and has not commenced operations. Its operations are subject to all of the risks inherent in establishing a new business enterprise. The Company's potential for success must be considered in light of the problem, expenses, difficulties, complications and delays frequently encountered in connection with a new business. No assurance can be given that the Company Post will be successful.

  LIMITED CAPITAL AND NEED FOR SIGNIFICANT ADDITIONAL FINANCING

The Company anticipates that the net proceeds of this offering will satisfy its operating cash requirements for at least 12 months after this offering
is   consummated.  However, no assurance can be given that The Company will
not   require additional financing sooner than currently anticipated.  In
order to   continue with its planned operations, the Company is dependent
upon additional   equity financing.  There can be no assurance that
additional equity financing   can be obtained.

 NO PUBLIC MARKET AND POSSIBLE VOLATILITY OF COMMON STOCK PRICES

Prior to this offering, the Company's common shares have never been freely traded and there is no public market for its stock. No assurance can be given that an active public market will develop or be sustained after the offering. There also can be no assurance that the Company's securities will be quoted on any recognized quotation medium. The initial public offering price of the shares has been arbitrarily determined by the Company. The trading price of the securities could be subject to wide fluctuations in response to quarter-to-quarter variations in operating results, announcements, and other events or factors. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for many companies and which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the securities.

PENNY STOCK RESTRICTIONS

The Company's securities are not currently quoted on any recognized quotation medium. While there can be no assurance that any public market will ever develop for the Company's common stock, if such a market should develop, trading the Company's Common Stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage them from effecting transactions in the Company's securities, which could severely limit the liquidity of the Company's securities and the ability of purchasers in this Offering to sell such securities in the secondary market.

  BROAD DISCRETION IN APPLICATION OF NET PROCEEDS BY MANAGEMENT

The estimated net proceeds of the Offering has been allocated to working capital and general corporate purposes. Accordingly, the Company's management will have broad discretion as to the application of these proceeds. A portion of the proceeds allocated to working capital may be used by the Company to pay salaries, including salaries of its executive officers, and for acquisitions. Although the Company currently has no agreement, arrangement or understanding with respect to any acquisition, should an acquisition opportunity be identified by the Company, the Board of Directors may have the ability to approve such acquisition without seeking stockholder approval.

 RELATED PARTY TRANSACTIONS; POSSIBLE CONFLICTS OF INTEREST

The Company has engaged in transactions with certain of its officers, directors and principal stockholders. The terms of such transactions were determined without arms' length negotiations and could create, or appear to create, potential conflicts of interest which may not necessarily be resolved in the Company's favor. See "Certain Transactions."

  DILUTION

  The public offering price is substantially higher than the net tangible book value per share of the currently outstanding Common Stock. Investors purchasing shares of Common Stock in the Offering will therefore experience immediate dilution in net tangible book value, assuming a $.25 per share offering price. See "Dilution."

  POTENTIAL ACQUISITION TO BE LIMITED TO ONE BUSINESS VENTURE

  Management anticipates that it will only participate in one potential business venture. This lack of diversification should be considered a substantial risk in investing in the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

  USE OF PROCEEDS

The net proceeds to the Company from the sale of the shares of Common Stock offered hereby are estimated to be approximately $12,500. The Company intends to

use these proceeds for working capital and general corporate purposes.      The
allocation of the net proceeds of the Offering set forth above represents the

Company's best estimates based upon its current plans and certain   assumptions
regarding industry and general economic conditions and the Company's   future
revenues and expenditures. If any of these factors change, the Company   may
find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-

bearing instruments.

The Company anticipates, based on currently proposed plans and assumptions relating to its operations (including the costs associated with its growth strategy), that the proceeds of the Offering, if at least the minimum number ofshares are sold, together with its existing financial resources and cash flow from operations, should be sufficient to satisfy its anticipated cash requirements for the next twelve months; however, there can be no assurance thatthis will be the case. The Company's actual cash requirements may vary materially from those now planned and will depend upon numerous factors, including the general market acceptance of the Company's new and existing products and services, the growth of the Company's distribution channels, the technological advances and activities of competitors, and other factors. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  DIVIDEND POLICY

The Company has never declared or paid cash dividends on its capital stock. The Company currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.

   PRICE RANGE OF SECURITIES

The Company's common stock is not listed or quoted at the present time, and there is no present public market for the Company's common stock. There can be Thus, there can be no assurance that a public market for the Company's common stock will ever develop.

CAPITALIZATION

The following table sets forth the short-term debt and capitalization of the

Company as of December 31, 1999, and the pro forma capitalization of the Company as of May 31, 2000, giving effect to the sale of the of 50,000 shares at the price of $.25 share, after deducting estimated offering expenses. The table should be read in conjunction with the Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

COMPANY WILL NOT PROVIDE DISCLOSURE PRIOR TO ACQUISITION OR MERGER

The Company does not intend to provide shareholders with complete disclosure documentation, including audited financial statements, concerning the target company and its business prior to any merger or acquisition. It is anticipated that all decisions respecting the Company=s acquisitions or mergers with any target company will be made solely by management. Shareholders will therefore be unable to effectively evaluate the merits of any acquisition or merger until after the deal is completed and the Form 8-K has been filed.

[CAPTION]
  BALANCE SHEET DATA:

                                                             March 31, 2000
                                                        ---------------------



  Assets: ............................................    $       100
                                                               =======

  Liabilities - Accounts Payable .....................    $        --
                                                               -------
  Stockholders' Equity:
  Common Stock, Par value $.001
Authorized 25,000,000 shares,
Issued 250,000 shares at March 20, 2000..........               2,500
  Paid-In Capital ...............................                  -0-
  Retained Deficit ...............................             (2,600)
  Deficit Accumulated During the
Development Stage ..............................               (2,600)
                                                               -------

 Total Stockholders' Equity ....................          $    (2,600)
                                                               -------
  Total Liabilities and
 Stockholders' Equity ........................            $       100
                                                               =======






[CAPTION]
STATEMENT OF INCOME DATA:
                                                                 Cumulative
                                                                 Since
                                                                 Inception

                                             For period ended    of Development
                                                2/29/2000        Stage

                                             ----------------    --------------

  Revenues: ...............................   $       --         $       --
  Expenses: ...............................        2,600              2,600
                                                   -----              -----
 Net Loss .................................   $   (2,600)        $   (2,600)
                                                   -----               -----

  Basic & Diluted loss per share ..........   $         .01      $          .01

                                                  ======              =========

As of December 31, 1999, the Company's net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of The Company's tangible assets less its total liabilities. Net tangible book value per share represents the Company's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 50,000 shares at an offering price of $.25 per share of Common Stock, application of the estimated net sale proceeds (after deducting offering expenses), The Company's net tangible book value as of the closing of this offering would increase from $0 to $.008. This represents an immediate increase in the net tangible book value of $.008 per share to current shareholders, and immediate dilution of $.992 per share to new investors, as illustrated in the following table:

  Public offering price per
  share of common stock ...........................................   $.25

  Net tangible book value per share before offering................   $0
  Increase per share attributable to new investors................... $.008
  Net tangible book value per share after offering................... $.008
  Dilution per share to new investors................................ $0.992
  Percentage dilution................................................ 99.2%

 SELECTED FINANCIAL DATA

The following selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including the Notes thereto, included elsewhere in this Prospectus. The statement of operations data for the years ended 1998 and 1999 and the balance sheet data at 1998 and 1999 are derived from the Company's Consolidated Financial Statements, which have been audited by the Company's independent auditors, included elsewhere in this Prospectus, and include all adjustments that the Company considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods.




  [CAPTION]
  BALANCE SHEET DATA:

                                                 12/31/99  12/31/98
                                                  -------   -------

  Assets: ......................................$     --  $     --
                                                  =======   =======

  Liabilities - Accounts Payable .............. $     --  $    200
                                                  -------   -------
  Stockholders' Equity:
  Common Stock, Par value $.001
Authorized 100,000,000 shares,
Issued 250,000 shares at December 31,
1999 and 1,000 at Dec. 31,1998                      1,000      100
  Paid-In Capital                                     440       --
  Retained Deficit                                 (1,200)  (1,200)
  Deficit Accumulated During the
Development Stage                                    (240)      --
                                                   -------  -------

 Total Stockholders' Equity                            --   (1,000)
                                                   -------  -------
  Total Liabilities and
 Stockholders' Equity                               $  --  $   --
                                                    =======  =======


[CAPTION]
  STATEMENT OF OPERATIONS DATA:                                  Cumulative
                                                                   since
                                                                 inception
                                         For the year ended          of
                                            December 31,         development
                                         -----------------          stage
                                           1999   1998
                                          -----   -----              -----
  Revenues:                               $  -  $  --              $   --
  Expenses:                                 240    100                240
                                          -----  -----               -----
 Net Loss ...........                    $ (240) $(100)            $ (240)
                                          -----  -----              -----
  Basic & Diluted loss per share         $  --   $ --
                                          =====  =====

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

 The following discussion should be read in conjunction with the Company's Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

 COMPANY OVERVIEW

The Company was organized on September 29, 1999, and has never commenced operations. The Company is a "blank check" or "shell corporation", in the development stage, whose plan of operations is limited to locating a merger or acquisition candidate. The Company's common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that the Company will ever acquire a suitable merger or acquisition candidate or that its common stock will ever develop a market.

 PLAN OF OPERATIONS-IN GENERAL

The Company was organized for the purpose of creating a corporate vehicle to seek, investigate and, if such investigation warrants, acquire an interest in one or more business opportunities presented to it by persons or firms who or which desire to seek perceived advantages of a publicly held corporation. At this time, the Company has no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company, and the Company has not identified any specific business or company for investigation and evaluation. No member of Management or promoter of the Company has had any material discussions with any other company with respect to any acquisition of that company. The Company will not restrict its search to any specific business, industry or geographical location, and the Company may participate in a business venture of virtually any kind or nature. The discussion of the proposed business under this caption and throughout is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. The Company's plan of operations over the next 12 months includes the seeking of acquisition or merger opportunities. During the next twelve months, the Company plans to satisfy its cash requirements by additional equity financing. There can be no assurance that the company will be successful in raising additional equity financing, and, thus, be able to satisfy its cash requirements, which primarily consist of legal and accounting fees at the present time. If the company is not able to raise equity capital, and it presently has no cash with which to satisfy any future cash requirements. The company will need a minimum of $1,000 to satisfy its cash requirements for the next 12 months. The company will not be able to operate if it does not obtain equity financing. The Company has no current material commitments. The Company depends upon capital to be derived from future financing activities such as subsequent offerings of its stock. There can be no assurance that the Company will be successful in raising the capital it requires. The company does not anticipate any further research and development of any products, nor does it expect to incur any research and development costs. The company does not expect the purchase or sale of plant or any significant equipment, and it does not anticipate any change in the number of its employees. The Company has no current material commitments. The Company has generated no revenue since its inception.

The Company is still considered to be a development stage company, with no significant revenue, and is dependent upon the raising of capital through placement of its common stock. There can be no assurance that the Company will be successful in raising the capital it requires through the sale of its common stock.

The Company intends to utilize the proceeds from this offering or to obtain funds in one or more private placements to finance the operation of any acquired business. Persons purchasing securities in these placements and other shareholders will likely not have the opportunity to participate in the decision relating to any acquisition. The Company's proposed business is sometimes referred to as a "blind pool" because any investors will entrust their investment monies to the Company's management before they have a chance to analyze any ultimate use to which their money may be put. Consequently, the Company's potential success is heavily dependent on the Company's management, which will have virtually unlimited discretion in searching for and entering into a business opportunity. None of the officers and directors of the Company has had any experience in the proposed business of the Company. There can be no assurance that the Company has had any experience in the proposed business of the Company. There can be no assurance that the Company will be able to raise any funds in private placement. In any private placement, management may purchase shares on the same terms as offered in the private placement.

Management anticipates that it will only participate in one potential business venture. This lack of diversification should be considered a substantial risk in investing in the Company because it will not permit the Company to offset potential losses from one venture against gains from another. The Company may seek a business opportunity with a firm that only recently commenced operations, or a developing company in need of additional funds for expansion into new products or markets, or an established company seeking a public vehicle. In some instances, a business opportunity may involve the acquisition or merger with a corporation which does not need substantial additional cash but which desires to establish a public trading market for its common stock. The Company may purchase assets and establish wholly owned subsidiaries in various business or purchase existing businesses as subsidiaries. The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, management believes that there are numerous firms seeking the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statues) for all shareholders, and other factors. Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. As is customary in the industry, the Company may pay a finder's fee for locating an acquisition prospect. If any such fee is paid, it will be approved by the Company's Board of Directors and will be in accordance with the industry standards. Such fees are customarily between 1% and 5% of the size of the transaction, based upon a sliding scale of the amount involved. Such fees are typically in the range of 5% on a $1,000,000 transaction ratably down to 1% in a $4,000,000 transaction. Management had adopted a policy that such a finder's fee or real estate brokerage fee could, in certain circumstances, be paid to any employee, officer, director or 5% shareholder of the Company, if such person plays a material role in bringing a transaction to the Company. As part of any transaction, the acquired company may require that Management or other stockholders of the Company sell all or a portion of their shares to the acquired company, or to the principals of the acquired company. It is anticipated that the sales price of such shares will be lower than the anticipated market price of the Company's Common Stock at such a time. The Company's funds are not expected to be used for purposes of any stock purchase from insiders. The Company shareholders will not be provided the opportunity to approve or consent to such sale. The opportunity to sell all or a portion of their shares in connection with an acquisition may influence management's decision to enter into a specific transaction. However, management believes that since the anticipated sales price will potentially be less than market value, that the potential of a stock sale will be a material factor in their decision to enter a specific transaction. The above description of potential sales of management stock is not based upon any corporate bylaw, shareholder or board resolution, or contract or agreement. No other payments of cash or property are expected to be received by Management in connection with any acquisition. The Company has not formulated any policy regarding the use of consultants or outside advisors, but does not anticipate that it will use the services of such persons.

The Company has, and will continue to have, insufficient capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes the Company will offer owners of business opportunities the opportunity to acquire a controlling ownership interest in a public company at substantially less cost than is required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant post-merger or acquisition registration costs in the event they wish to register a portion of their shares for subsequent sale. The Company will also incur significant legal and accounting costs in connection with the acquisition of a business opportunity including the costs of preparing post-effective amendments, Forms 8-K, agreements and related reports and documents. However, the officers and directors of the Company have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The Company does not intend to make any loans to any prospective merger or acquisition candidates or unaffiliated third parties.

LIQUIDITY AND CAPITAL RESOURCES

The Company has never previously undertaken an offering of its common stock.

Current expenses of the Company have been contributed by its founder. The Company has no assets and thus no liquidity and no capital resources.

BUSINESS

THE COMPANY

The Company has not engaged in any operations other than organizational matters. It was formed in May, 1996, specifically to be a "blank check" or "shell" corporation, for the purpose of either merging with or acquiring an operating company with operating history and assets.

The primary activity of the Company will involve seeking merger or acquisition candidates. The Company has not selected any company as an acquisition or merger candidate and does not intend to limit any potential acquisition candidate to any particular field or industry, but does, in its sole discretion, retain the right to limit said candidates to a particular field or industry. The Company's plan are in the conceptual stage only.

SOURCES OF OPPORTUNITIES

The Company anticipates that business opportunities for possible acquisition will be referred by various sources, including its officers and directors, professional advisers, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. The Company will seek a potential business opportunity from all known sources, but will rely principally on personal contacts of its officers and directors as well as indirect associations between them and other business and professional people. It is not presently anticipated that the Company will engage professional firms specializing in business acquisitions or reorganizations. The officers and directors of the Company are currently employed in other positions and will devote only a portion of their time (not more than a couple hours per week) to the business affairs of the Company, until such time as an acquisition has been determined to be highly favorable, at which time they expect to spend full time in investigating and closing any acquisition. In addition, in the face of competing demands for their time, the officers and directors may grant priority to their full-time positions rather than to the Company.

EVALUATION OF OPPORTUNITIES

The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company. Management intends to concentrate on identifying prospective business opportunities that may be brought to its attention through present associations with management.

In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operation, if any; prospects for the future; present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services or trades; name identification; and other relevant factors. Officers and directors of each Company will meet personally with management and key personnel of the firm sponsoring the business opportunity as part of their investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire or merge with any company for which audited financial statements cannot be obtained.

 It may be anticipated that any opportunity in which the Company participates will present certain risks. Many of these risks cannot be adequately identified prior to selection of the specific opportunity, and the Company's shareholders must, therefore, depend on the ability of management to identify and evaluate such risk. In the case of some of the opportunities available to the Company, it may be anticipated that the promoters thereof have been unable to develop a going concern or that such business is in its development stage in that it has not generated significant revenues from its principal business activities prior to the Company's participation. There is a risk, even after the Company's participation in the activity and the related expenditure of the Company's funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. Many of the opportunities may involve new and untested products, processes, or market strategies that may not succeed. The Company and, therefore, its shareholders will assume such risks.

 The Company will not restrict its search for any specific kind of business, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is currently impossible to predict the status of any business in which the Company may become engaged, in that such business may need additional capital, may merely desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer.

ACQUISITION OF OPPORTUNITIES

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, franchise or licensing agreement with another corporation or entity. It may also purchase stock or assets of an existing business. On the consummation of a transaction, it is possible that the present management and shareholders of the Company will not be in control of the Company. In addition, a majority or all of the Company's officers and directors may, as part of the terms of the acquisition transaction, resign and be replaced by new officers and directors without a vote of the Company's shareholders.

It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable Federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, the Company may agree to register such securities either at the time the transaction is consummated, under certain conditions or at specified time thereafter. The issuance of substantial additional securities and their potential sale into any trading market in the Company's Common Stock may have a depressive effect on such market. While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so called "tax free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1986, as amended (the "Code"). In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, the shareholders of the Company, including past and current investors, would retain less than 20% of the issued and outstanding shares of the surviving entity, which could result in significant dilution in the equity of such shareholders.

As part of the Company's investigation, officers and directors of the Company will meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check reference of management and key personnel, and take other reasonable investigative measures, to the extent of the Company's limited financial resources and management expertise. The manner in which each Company participates in an opportunity will depend on the nature of the opportunity, the respective needs and desires of the Company and other parties, the management of the opportunity, and the relative negotiating strength of the Company and such other management.

With respect to any mergers or acquisitions, negotiations with target company management will be expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for their share holdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event that the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilution effect on the percentage of shares held by the Company's then shareholders, including past and current investors.

The Company will not have sufficient funds (unless it is able to raise funds in a private placement) to undertake any significant development, marketing and manufacturing of any products which may be acquired. Accordingly, following the acquisition of any such product, the Company will, in all likelihood, be required to either seek debt or equity financing or obtain funding from third parties, in exchange for which the Company would probably be required to give up a substantial portion of its interest in any acquired product. There is no assurance that the Company will be able either to obtain additional financing or interest third parties in providing funding for the further development, marketing and manufacturing of any products acquired.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision were made not to participate in a specific business opportunity the costs therefore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss of the Company of the related costs incurred.

Management believes that the Company may be able to benefit from the use of "leverage" in the acquisition of a business opportunity. Leveraging a transaction involves the acquisition of a business through incurring significant indebtedness for a large percentage of the purchase price for that business. Through a leveraged transaction, the Company would be required to use less of its available funds for acquiring the business opportunity and, therefore, could commit those funds to the operations of the business opportunity, to acquisition of other business opportunities or to other activities. The borrowing involved in a leveraged transaction will ordinarily be secured by the assets of the business opportunity to be acquired. If the business opportunity acquired is not able to generate sufficient revenues to make payments on the debt incurred by the Company to acquire that business opportunity, the lender would be able to exercise the remedies provided by law or by contract. These leveraging techniques, while reducing the amount of funds that the Company must commit to acquiring a business opportunity, may correspondingly increase the risk of loss to the Company. No assurance can be given as to the terms or the availability of financing for any acquisition by the Company. During periods when interest rates are relatively high, the benefits of leveraging are not as great as during periods of lower interest rates because the investment in the business opportunity held on a leveraged basis will only be profitable if it generates sufficient revenues to cover the related debt and other costs of the financing. Lenders from which the Company may obtain funds for purposes of a leveraged buy-out may impose restrictions on the future borrowing, distribution, and operating policies of the Company. It is not possible at this time to predict the restrictions, if any, which lenders may impose or the impact thereof on the Company.

PROPERTIES

The company has an oral agreement with the Company president for use of office space, telephones and secretarial services supplied free of charge to the Company. The Company has no other property.

COMPETITION

The Company is an insignificant participant among firms which engage in business combinations with, or financing of, development stage enterprises. There are many established management and financial consulting companies and venture capital firms which have significantly greater financial and personnel resources, technical expertise and experience than the Company. In view of the Company's limited financial resources and management availability, the Company will continue to be at a significant competitors.

REGULATION AND TAXATION


The Investment Company Act of 1940 defines an "investment company" as an issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While the Company does not intend to engage in such activities, the Company could become subject to regulation under the Investment Company Act of 1940 in the event the Company obtains or continues to hold a minority interest in a number of development stage enterprises. The Company could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act of 1940. Accordingly, management will continue to review the Company's activities from time to time with a view toward reducing the likelihood that the Company could be classified as an "investment company."

The Company intends to structure a merger or acquisition in such a manner as to minimize Federal and state tax consequences to the Company and to any target company.

PATENTS

The Company owns no patents and no Internet domain names.

EMPLOYEES

The Company's only employees at the present time are its President and Director and its Secretary/Treasurer and Director, who will devote as much of their time as the Board of Directors determine is necessary to carry out the affairs of the Company. (See Directors, Executive Officers, Promoters and Control Persons").

LEGAL PROCEEDINGS

The Company is not subject to any pending litigation, legal proceedings or claims.

 MANAGEMENT

EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of the Board of Directors of the Company serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of the Company as follows:

 NAME                          AGE                  POSITION

Robert W. Riechel               40                  President/Director
Robert Riechel, Jr.             71
Secretary/Treasurer/Director


Robert W. Riechel. Mr. Riechel is the current President and Director of the Company since its inception, is also the Chief Financial Officer and Director of the Company since September 1999 and is a director of 517900 B.C., Ltd. Since 1958, he has been a real estate developer in Northern California, developing single family homes, apartments, commercial industrial buildings and luxury condominiums. Throughout his business career, he has owned and operated lumber and building materials and nursery businesses. Since 1972, he has been the principal owner of the Ranch Del Rey Golf Club in Atwater, California. From 1990 through 1993, Mr. Riechel was a director of Northern Plains Oil Corporation, and was the Northern Plans= president from 1990 through 1991.

Robert Riechel, Jr. Mr. Riechel is the current Secretary, Treasurer and Director of the Company since its inception, and is the President, Chief Executive Officer and Director of the Company, and has acted in that capacity since September, 1999. He has been the president and chief executive officer of 517900 B.C., Ltd. since its inception. In 1988, Mr. Riechel worked on live television broadcasts for Kurshner-Locke Productions. From 1989 through 1990 he worked for Papazian/Hirsh developing movies of the week and television series, and in 1990, he worked with Roger Corman in the development of full length feature films. From 1981 through 1985, Mr. Riechel managed a lumber and building materials business and a specialty plants and flowers business. From 1990 through 1991, he was also vice president and director of Northern Plains Oil Corporation. From 1993 through 1995 he was president of Immigrant Resources Incorporated, a junior capital pool company which traded on the Alberta stock exchange. He is a graduate of the American Academy of Dramatic Arts, 1988, and studied acting, production and direction at UCLA and The South Coast Professional Conservatory. Since 1988, he has appeared in stage, television, film and commercials.

 EXECUTIVE COMPENSATION

No compensation is paid or anticipated to be paid by the Company. It is possible that upon an acquisition some compensation may be paid to management. On acquisition of a business opportunity, current management may resign and be replaced by persons associated with the business opportunity acquired, particularly if the Company participates in a business opportunity by effecting a reorganization, merger or consolidation. If any member of current management remains after effecting a business opportunity acquisition, that member's time commitment will likely be adjusted based on the nature and method of the acquisition and location of the business which cannot be predicted. Compensation of management will be determined by the new board of directors, and shareholders of the Company will not have the opportunity to vote on or approve such compensation.

Directors currently receive no compensation for their duties as directors.

EMPLOYMENT AGREEMENTS

The Company has not entered into any employment agreements with any of its employees, and employment arrangements are all subject to the discretion of the Company's directors, Robert W. Riechel and Robert Riechel, Jr.

PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding beneficial ownership of the Company's Common Stock as of December 31, 1999, by (I) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company,
(iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                                       Shares        Percent     Percent
                                       Beneficially  Before      After
 Name and Address of Beneficial Owner  Owned         Offering    Offering
 ----------------------------------  --------        --------    -------
 Robert Riechel, Jr.                  115,000           46%       38.33%
 18 E. Canon Perdido St.
 Santa Barbara, CA 93101

 Robert W. Riechel                    115,000           46%       38.33%
 902 1600 Howe
 Vancouver, B.C. Canada V6Z2L9

CERTAIN TRANSACTIONS

In connection with organizing the Company, on September 29, 1999, persons consisting of its officers, directors, and other individuals were issued a total of 1,000 shares of Common Stock with a par value of $.001, in return for services. Under Rule 405 promulgated under the Securities Act of 1933, both Robert Riechel, Jr. and Robert W. Riechel may be deemed to be promoters of the Company. No other persons are known to Management that would be deemed to be promoters.

DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 300,000 shares of Common Stock.

COMMON STOCK

Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights. Holders of common stock do not have cumulative coting rights, which means that the holders of more than half of all voting rights with respect to common stock and Preferred Stock can elect all of the Company's directors. The Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.
Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation.

All outstanding shares of Common Stock are, and the Common Stock offered hereby, upon issuance and sale, will be, fully paid and nonassessable.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the Common Stock is Alexis Stock Transfer, P.O. Box 1405, Rancho Mirage, CA 92270.

 SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, the Company will have 300,000 shares of Common Stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with the Company), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of the Company, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of the Company without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

Prior to this offering, no public market has existed for the Company's shares of common stock. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.



 UNDERWRITING

This offering is self underwritten by the Company through its officers and directors. Therefore, there is no underwriter or broker compensation involved, and the Company is acting as its own underwriter.

OFFERING TERMS AND ESCROW PROVISIONS

This offering is made pursuant to Rule 419 promulgated by the SEC. All securities issued in this offering and the gross proceeds therefrom will be deposited promptly into an escrow account maintained by an insured depository institution, to be held for the benefit of purchasers named and identified in accordance with regulations of the Federal Deposit Insurance Corporation. All deposited proceeds, interest and dividends thereon shall be held by the depository institution as escrow for the sole benefit of the purchasers of the securities in this offering. Deposited proceeds shall be invested only in deposit funds of the depositary institution, securities of any open end investment company registered under the Investment Act, or securities that are direct obligations or guaranteed by the United States government.

From the proceeds of each deposit into the escrow account, 10% of such proceeds shall be released to the Company. If the Company is successful in obtaining an agreement of a target company for acquisition or merger, which company has assets representing 80% or more of the maximum proceeds of this offering, the Company will file a post-effective amendment (the Amendment) to its registration statement on From SB-2, disclosing information including the financial statements of the Company and the Company to be acquired and pro forma financial information, the gross offering proceeds received to the date of the amendment, an accounting of the use and application of funds disbursed to the Company, and the terms of this offering. Within five business days after the effective date of the amendment, the Company will send a copy of the prospectus contained in said amendment to each investor, who will each have twenty (20) business days thereafter, up to a maximum of 45 business days, to notify the Company in writing that the investor intends to remain an investor. If the Company has not received such written notification by the 45th business day following the effective date of the amendment, any funds contributed by the investor, along with any interest and dividends, if any, held in the escrow account, will be sent back to the investor by first class mail within five business days.

If a sufficient number of investors notify the Company of their intentions to remain a purchaser and the acquisition or merger has been consummated, upon evidence of such being presented to the escrow, the funds held in escrow, along with any accumulated interest or dividends shall be released to the Company. If an acquisition or merger not meeting this criteria is not consummated within 18 months of the effective date of the initial registration statement of which this prospectus is a part, all funds held in escrow shall be returned by first class mail within five business days following that date.

Interest or dividends earned on the funds, if any, shall be held in the escrow account until the funds are released. If the funds are released to the company, the company shall be entitled to the accrued interest on the funds. If the funds are released to the investor, the investor shall be entitled to the interest or dividends on the funds. Checks must be made payable to Wells Fargo Bank as escrow agent.

LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for the Company by Kenneth G. Eade, Santa Barbara, California.

 EXPERTS

The Financial Statements and schedules of the Company as of December 31, 1999 and 1998 included in this Prospectus and elsewhere in the Registration Statement have been audited by Robinson, Hill & Co., independent public accountants for the Company, as set forth in its reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

 ADDITIONAL INFORMATION

The Company has filed with the SEC ("SEC") a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

The Company will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
VENTANA INVESTMENTS LTD.

 Independent Auditor's Report ...................................... F-1

 Balance Sheets .................................................... F-2

Statements of Income
For the period March 20, 2000 (inception)
to March 31, 2000................................................... F-3

Statements of Changes in Stockholders' Equity
For the period March 20, 2000 (inception)
to March 31, 2000................................................ F-4

 Statements of Cash Flows
For the period March 20, 2000 (inception)
to March 31, 2000................................................... F-5

 Notes to Consolidated Financial Statements ........................ F-6

[CAPTION]
INDEPENDENT AUDITORS' REPORT
VENTANA INVESTMENTS LTD.
(A Development Stage Company)

We have audited the accompanying balance sheets of VENTANA INVESTMENTS LTD. (a development stage company) as of March 31, 2000, and the related statements of operations, stockholders' equity, and cash flows for March 20, 2000 (inception) to March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for our opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VENTANA INVESTMENTS LTD. (a development stage company) as of February 29, 2000, and the results of its operations and its cash flows for the period September 29, 1999 (inception) through February 29, 2000 in conformity with generally accepted accounting principles.

Respectfully submitted

ROGER (ROGELIO) G. CASTRO
-----------------------------
Roger (Rogelio) G. Castro
Certified Public Accountants
Salt Lake City, Utah
MARCH 31, 2000


[CAPTION]
VENTANA INVESTMENTS LTD.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
                                                            March 20, 2000

                                                          ---------------------
Current Assets:

Cash:                                                       $    100
                                                             =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Advances from officer                                       $  2,700
                                                             -------
Stockholders' Equity:
  Common Stock, Par value $.001

    Authorized 25,000,000 shares,
    Issued 250,000 shares at February 29,

                                                               2,500
  Paid-In Capital                                                --
 Deficit accumulated during the development stage             (2,600)

                                                             -------
     Total Stockholders' Equity                               (2,600)
                                                             -------
     Total Liabilities and
       Stockholders' Equity                                 $    100
                                                             =======

[CAPTION]
VENTANA INVESTMENTS LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF INCOME


Cumulative
                                                                      since

                                                                      inception
                                          From inception (3/20/2000)  of
                                          Through March 31, 2000
Development
                                          ------------------------    Stage

-----------
Income:
Sales                                     $       -0-                $     -0-

                                                 -----                    -----
Total Income                              $       -0-                $
-0-
Expenses:
General and Administrative Expenses:           2,600                    2,600

                                               -------                  -------
Total Expenses                                 2,600                    2,600

                                               -------                  -------
 Net loss                                    $(2,600)                 $(2,600)


                                               =======                  =======
[CAPTION]
VENTANA INVESTMENTS LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FROM __________ THROUGH FEBRUARY 29, 2000


                                                     Common
Additional
                                       Shares        Stock @        Paid-In
    Retained
                                       Outstanding   Par Value      Capital
    Deficit    Total
                                       -----------  ----------      -------
   --------    ------


Net loss (inception)
through February 29, 2000

   $(2,600)  $(2,600)
-----------------
Balance, February 29, 20
   $(2,600)  $(2,600)
                                       -------      ------           -----
   --------  --------


[CAPTION]
VENTANA INVESTMENTS LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS


Cumulative

Since

Inception

                                                   For the month ended       of
                                                   February 29, 2000
Development
                                                   ---------------
Stage

-----
CASH FLOWS FROM OPERATING
ACTIVITIES:

   Net Loss                                         $(2,600)
$(2,600)
                                                    --------
 -------

  NET CASH USED PROVIDED BY OPERATING ACTIVITIES    $ 2,600
$ 2,600

CASH FLOWS FROM FINANCING ACTIVITIES:

Advances from officers                                2,700
  2,700
                                                    --------
 -------
Net Cash Provided (Used) by Financing Activities      2,700
  2,700
                                                    --------
 -------
INCREASE IN CASH                                        100
    100

BEGINNING CASH                                            -
      -

ENDING CASH                                         $   100
$    100
                                                    ========
 =======

VENTANA INVESTMENTS LTD.
(A Development Stage Company)
Notes to Financial Statements

NOTE 1.      DESCRIPTION OF THE BUSINESS

Description of the Business and Summary of Significant Accounting Policies

VENTANA INVESTMENTS LTD., (the Company) was incorporated under the laws of the state Nevada on ______________.

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Nevada.

The Company has been in the development stage since its inception on _________________. Planned principal operations have not yet commenced.

NOTE  2.  SIGNIFICANT ACCOUNTING POLICIES

The Company uses the accrual method of accounting.

Revenues and directly related expenses are recognized in the period when the goods are shipped to the customers.

The Company considers all short term, highly liquid investments that are readily convertible, within three months, to known amounts as cash equivalents. The Company currently has no cash equivalents.

Primary Earnings Per Share amounts are based on the weighted average number of shares outstanding at the dates of the financial statements. Fully
Diluted Earnings Per Shares shall be shown on stock options and other convertible issues that may be exercised within ten years of the financial statement dates.

Depreciation; The cost of property and equipment is depreciated over the estimated useful lives of the related assets. The cost of leasehold improvements is depreciated (amortized) over the lesser of the length of the related assets or the estimated lives of the assets. Depreciation is computed on the straight-line method for reporting purposes and for tax purposes.

Estimates; The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING
OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH
INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITERS. THIS PROSPECTUS DOES NOT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY
SECURITY   OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER
TO SELL OR A   SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANY PERSON
IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR
IS UNLAWFUL. THE   DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY
CIRCUMSTANCES, CREATE ANY   IMPLICATION THAT THE INFORMATION HEREIN IS
CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

TABLE OF CONTENTS

                                                  PAGE
                                                  ----

  Available Information..........................  2
  Prospectus Summary.............................  3
  Risk Factors.................................... 5
  Use of Proceeds................................. 7
  Dividend Policy................................. 8
  Price Range of Securities....................... 9
  Capitalization.................................. 8
  Dilution........................................ 9
  Selected Consolidated Financial Data............ 10
  Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................... 11
  Business........................................ 15
  Management...................................... 19
  Certain Transactions............................ 20
  Principal Stockholders.......................... 20
  Description of Securities....................... 20
  Shares Eligible for Future Sale................. 21
  Underwriting.................................... 22
  Legal Matters................................... 23
  Experts......................................... 24
  Index to Financial Statements................... 24

VENTANA INVESTMENTS LTD.
50,000 SHARES OF COMMON STOCK
-------------
 PROSPECTUS
-------------
MARCH 27, 2000

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

NRS 78.751 provides that the Company may provide in its articles of incorporation, by laws or by agreement, to indemnify the Company's officers and directors and affects their liability in that capacity, for any and all costs incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. The Company's By- Laws and Articles of Incorporation, as amended, substantively provide that the Company indemnify its officers, directors, employees and agents to the fullest extent permitted by NRS 78.751.

  ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The Registrant estimates that expenses payable by it in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

  SEC registration fee...........................................  $3.30
  Printing and engraving expenses................................  $200
  Accounting fees and expenses...................................  $0
  Legal fees and expenses (other than Blue Sky)..................  $3,500
  Blue sky fees and expenses (including legal and filing fees)...  $1,000
  Miscellaneous..................................................  $ 800
                                                                   ----------
Total............................................................  $5503.30
                                                                   ----------
                                                                   ----------

  ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following securities were issued by the Company within the past three years and were not registered under the Securities Act.

In connection with organizing the Company, on September 29, 1999, persons consisting of its officers, directors, and other individuals were issued a total of 250,000 shares of Common Stock without  nominal or par value, pursuant to the exemption from registration contained within Section 4(2) of the
Securities Act of 1933, to company officers, directors, and individuals with a
relationship to Company officers and directors.   On or about March 14,
2000,

counsel for the company was issued 20,000 shares in exchange for legal services rendered.

  ITEM 27. EXHIBITS

(a) The following exhibits are filed as part of this Registration Statement:

  EXHIBIT
  NUMBER        DESCRIPTION
  -----------   -----------------------------------------

 3.1      Articles of Incorporation
 3.2      Amendment to Articles of Incorporation
 3.4      By-Laws
 4.1      Form of Common Stock Certificate
 5.1      Opinion of Kenneth G. Eade, Attorney at Law (including
          consent)
 10       Form of subscription agreement
 10a      Form of escrow agreement
 23.1     Consent of Roger G. Castro
 23.2     Consent of Kenneth G. Eade (filed as part of Exhibit 5.1)

                           ------------------------
ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

  (I) Include any prospectus required by Section 10(a)(3) of the Securities
Act;

  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

 (iii) Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering. (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e) Insofar as indemnification for liabilities arising under the Securities
Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions referred to under Item 24 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or a controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f) (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all  the requirements for filing on Form SB-2 and authorized this
registration   statement to be signed on its behalf by the undersigned, in the city of Palm Desert, state of California, on MARCH 27, 2000.

VENTANA INVESTMENTS LTD.

BY:   ROBERT W. RIECHEL
------------------------------------
Robert W. Riechel/President/Director

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                 TITLE                       DATE
---------------------     ----------------            -------------
 ROBERT W. RIECHEL        President/Director          MARCH 27, 2000
---------------------
 Robert W. Riechel

 ROBERT RIECHEL, JR.      Secretary/Treasurer/Dir.    MARCH 27, 2000
---------------------
Robert Riechel, Jr.

EXHIBIT 1.1 Articles of Incorporation
OF VENTANA INVESTMENTS LTD.
A Nevada Corporation
FILED#C24090-99
September 29, 1999
IN THE OFFICE OF
DEAN HELLER
(ILLEGIBLE SIGNATURE) SECRETARY OF STATE

KNOW ALL MEN BY THESE PRESENTS:

That I, the undersigned, for the purpose of forming a corporation under the laws of the state of Nevada, relating to the General Corporation Law.

  I DO HEREBY CERTIFY THAT:

  FIRST. The name of the corporation shall be:

  VENTANA INVESTMENTS LTD.

 SECOND. The address of Corporate Services of Nevada, resident agent of this corporation, is to be located at 502 North Division Street, Carson
City, Nevada 89703.

 THIRD. This corporation is authorized to carry on any lawful business or enterprise. This corporation may conduct all or any part of its business, and may hold, purchase, mortgage, lease and convey real and/or personal property, anywhere in the United States.

 FOURTH. The total number of authorized capital stock of this corporation is twenty five million (25,000,000) shares, said shares being non-assessable and each share having a part value of one tenth of one cent ($.001). The
Board of Directors has the authority to prescribe, by resolution, the classes, series, number of each class and series, voting powers, designations, preferences, limitations, restrictions and relative rights of each class and series of

FIFTH. The members of the governing board of this corporation shall be styled as directors over the age of eighteen (18) and their number shall be not less than one. The initial director of this corporation shall be one, and the name and address of the initial director is:
ROBERT W. RIECHEL
440 West Spear Street
Carson City, NV 89703

 SIXTH. The name and address of the incorporator is as follows:

DON HARMER
502 NORTH DIVISION ST.
CARSON CITY, NEVADA 89703

SEVENTH. The period of existence of this corporation shall be perpetual.

EIGHTH. No director, officer or shareholder of this corporation shall have personal liability for damages for breach of any fiduciary duty as a director or officer to the corporation, its shareholders or any other person except for:

(A) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(B) The payment of dividends in violation of NRS 79.300.

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the state of Nevada, do make, file and record this certificate, and do certify that the facts herein stated are true and I have accordingly hereunto set my hand and seal this day: Wednesday, September 29, 1999.

 DON HARMER
--------------------------------
 Don Harmer

 STATE OF NEVADA )
                 ) SS.:
 CARSON CITY     )

 On this 29 day of September, 1999 personally appeared before me, a Notary
Public, Don Harmer, who acknowledged that they executed the above instrument.

SANDRA J. MENDEZ
---------------------------------
Notary Public
(SEAL OF NOTARY PUBLIC)

BYLAWS OF
VENTANA INVESTMENTS LTD.
(the "Corporation")

 Article I.

 Office

The Board of Directors shall designate and the Corporation shall maintain a principal office. The location of the principal office may be changed by the
 Board of Directors. The Corporation also may have offices in such other places as the Board may from time to time designate.

 Article II.

 Shareholders Meetings

 1. Annual Meetings

 The annual meeting of the shareholders of the Corporation shall be held at such place within or outside the State of Nevada as shall be set forth in compliance with these Bylaws. The meeting shall be held during the month of June of each year. If such day is a legal holiday, the meeting may be on the next business day. This meeting shall be for the election of Directors and for the transaction of such other business as may properly come before it.

 2. Special Meetings

 Special meetings of shareholders, other than those regulated by statute, may be called by the President upon written request of the holders of fifty percent or more of the outstanding shares entitled to vote at such special meeting. Written notice of such meeting stating the place, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called shall be given.

 3. Notice of Shareholders Meetings

 The Secretary shall give written notice stating the place, day, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, which shall be delivered not less than ten or more than fifty days before the date of the meeting, either personally or by mail to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the books of the Corporation, with postage thereon prepaid.
Attendance at the meeting shall constitute a waiver of notice thereof.

 4. Place of Meeting

 The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada, as the place for the holding of such meeting. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation.

 5. Record Date

 The Board of Directors may fix a date not less than ten nor more than sixty days prior to any meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at such meetings of the shareholders. The transfer books may be closed by the Board of Directors for a stated period not to exceed fifty days for the purpose of determining shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose.

 6. Quorum

 A majority of the outstanding shares of the Corporation entitled to vote, represented in person, telephonically or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At a meeting resumed after any such adjournment at which a quorum shall be present or represented, any business may be transacted, which might have been transacted at the meeting as originally noticed.

 7. Voting

 A holder of an outstanding share, entitled to vote at a meeting, may vote at such meeting in person or by proxy. Except as may otherwise be provided in the currently filed Articles of incorporation, every shareholder shall be entitled to one vote for each share standing in his name on the record of shareholders. Except as herein or in the currently filed Articles of Incorporation otherwise provided, all corporate action shall be determined by a majority of the vote's cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

 8. Proxies

At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after six months from the date of its execution.

 9. Informal Action by Shareholders

Any action required to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

Article III.

 Board Of Directors

 1. General Powers

 The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may adopt such rules and regulations for he conduct of their meetings and the management of the Corporation as they appropriate under the circumstances. The Board shall have authority to authorize changes in the Corporation's capital structure.

 2. Number, Tenure and Qualification

 The number of Directors of the Corporation shall be a number between one and five, as the Directors may by resolution determine from time to time.
Each of the Directors shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

 3. Regular Meetings

 A regular meeting of the Board of Directors shall be held without other notice than by this Bylaw, immediately after and, at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than this resolution.

 4. Special Meetings

 Special meetings of the Board of Directors may be called by order of the Chairman of the Board or the President. The Secretary shall give notice of the time, place and purpose or purposes of each special meeting by mailing the same at least two days before the meeting or by telephone, telegraphing or telecopying the same at least one day before the meeting to each Director. Meeting of the Board of Directors may be held by telephone conference call.

 5. Quorum

 A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every Director shall be present, even though without any formal notice, any business may be transacted.

 6. Manner of Acting

 At all meetings of the Board of Directors, each Director shall have one vote. The act of a majority of Directors present at a meeting shall be the act of the full Board of Directors, provided that a quorum is present.

 7. Vacancies

 A vacancy in the Board of Directors shall be deemed to exist in the case of death, resignation, or removal of any Director, or if the authorized number of Directors is increased, or if the shareholders fail, at any meeting of the shareholders, at which any Director is to be elected, to elect the full authorized number of Director to be elected at that meeting.

 8. Removals

 Directors may be removed, at any time, by a vote of the shareholders holding a majority of the shares outstanding and entitled to vote. Such vacancy shall be filled by the Directors then in office, though less than a quorum, to hold office until the next annual meeting or until his successor is duly elected and qualified, except that any directorship to be filled by election by the shareholders at the meeting at which the Director is removed. No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

 9. Resignation

 A Director may resign at any time by delivering written notification thereof to the President or Secretary of the Corporation. A resignation shall become effective upon its acceptance by the Board of Directors;
provided, however, that if the Board of Directors has not acted thereon within ten days from the date of its delivery, the resignation shall be deemed accepted.

 10. Presumption of Assent

A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action(s) taken unless his dissent shall be placed in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

 11. Compensation

 By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

 12. Emergency Power

 When, due to a national disaster or death, a majority of the Directors are incapacitated or otherwise unable to attend the meetings and function as Directors, the remaining members of the Board of Directors shall have all the powers necessary to function as a complete Board, and for the purpose of doing business and filling vacancies shall constitute a quorum, until such time as all Directors can attend or vacancies can be filled pursuant to these Bylaws.



 13. Chairman

 The Board of Directors may elect from its own number a Chairman of the Board, who shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors. The Chairman may by appointment fill any vacancies on the Board of Directors.

 Article IV.

 Officers

 1. Number

 The Officers of the Corporation shall be a President, one or more Vice
Presidents, and a Secretary Treasurer, each of whom shall be elected by a majority of the Board of Directors. Such other Officers and assistant
Officers as may be deemed necessary may be elected or appointed by the Board of Directors. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices may be held by the same person.
Officers may or may not be Directors or shareholders of the Corporation.

 2. Election and Term of Office

 The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders.
If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

 3. Resignations

 Any Officer may resign at any time by delivering a written resignation either to the President or to the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

 4. Removal

 Any Officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer or agent shall not of itself create contract rights. Any such removal shall require a majority vote of the Board of Directors, exclusive of the Officer in question if he is also a Director.

 5. Vacancies

 A vacancy in any office because of death, resignation, removal, disqualification or otherwise, or if a new office shall be created, may be filled by the Board of Directors for the un-expired portion of the term.

 6. President

 The President shall be the chief executive and administrative Officer of the Corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. He shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business, and affairs of the Corporation and over its several
Officers, agents, or employees other than those appointed by the Board of Directors. He may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

 7. Vice President

 The Vice President shall have such powers and perform such duties as may be assigned to him by the Board of Directors or the President. In the absence or disability of the President, the Vice President designated by the Board or the President shall perform the duties and exercise the powers of the President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

 8. Secretary
 The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors and, to the extent ordered by the Board of Directors or the President, the minutes of meetings of all committees. He shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents and papers of the Corporation not pertaining to the performance of the duties vested in other Officers, which shall at all reasonable times be open to the examination of any Directors. He may sign or execute contracts with the President or a Vice President thereunto authorized in the name of the Corporation and affix the seal of the Corporation thereto. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

 9. Treasurer

 The Treasurer shall have general custody of the collection and disbursement of funds of the Corporation. He shall endorse on behalf of the Corporation for collection checks, notes and other obligations, and shall deposit the same to the credit accounts to any Director of the Corporation upon application at the office of the Corporation during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

 10. Other Officers

 Other Officers shall perform such duties and shall have such powers as may be assigned to them by the Board of Directors.

 11. Salaries

The salaries or other compensation of the Officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board
of   Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate Officers or agents. No Officer shall be prevented from receiving any such salary or compensation  by reason of the fact that he is also a Director of the
Corporation.

 12. Surety Bonds

In case the Board of Directors shall so require, any Officer or agent of the Corporation shall execute to the Corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, moneys or securities of the Corporation, which may come into his hands.

 Article V.

 Contracts, Loans, Checks And Deposits

 1. Contracts

 The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

 2. Loans

 No loan or advance shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the Corporation unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

 3. Deposits

 All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by an Officer or agent of the Corporation authorized to do so by the Board of Directors.

 4. Checks and Drafts

All notes, drafts, acceptances, checks, endorsements and evidence of indebtedness of the Corporation shall be signed by such Officer or Officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposits to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors may from time to time determine.

 5. Bonds and Debentures

Every bond or debenture issued by the Corporation shall be in the form of an appropriate legal writing, which shall be signed by the President or Vice
President and by the Treasurer or by the Secretary, and sealed with the seal of the Corporation. The seal may be facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized Officer of the Corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the Corporation's Officers named thereon may be facsimile. In case any Officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an Officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such Officer.

Article VI

Capital Stock

 1. Certificate of Share

The shares of the Corporation shall be represented by certificates prepared by the Board of Directors and signed by the President. The signatures of such Officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

 2. Transfer of Shares

Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The corporation authorizes the transfer of shares without medallion guarantee, such transfers will be guaranteed by the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.


 3. Transfer Agent and Registrar

The Board of Directors of shall have the power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

 4. Lost or Destroyed Certificates

The Corporation may issue a new certificate to replace any certificate theretofore issued by it alleged to have been lost or destroyed. The Board of Directors may require the owner of such a certificate or his legal representative to give the Corporation a bond in such sum and with such sureties as the Board of Directors may direct to indemnify the Corporation as transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued without requiring any bond.

 5. Consideration for Shares

 The capital stock of the Corporation shall be issued for such consideration as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the determination of the Board of Directors as to the value of any property or services received in full or partial payment of shares shall be conclusive.

 6. Registered Shareholders

 The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof, in fact, and shall not be bound to recognize any equitable or other claim to or on behalf of this Corporation to any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

Article VII.

 Indemnification

No Officer or Director shall be personally liable for any obligations of the Corporation or for any duties or obligations arising out of any acts or conduct of said Officer or Director performed for or on behalf of the Corporation. The Corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a Director or Officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of his having heretofore or hereafter been a Director or Officer of the Corporation, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him as such Director or Officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the Nevada Revised
Statutes; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct.
The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, its Directors, Officers, employees and agents shall be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

Article VIII.

 Notice

Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of the Articles of Incorporation, or under the provisions of the Nevada Statutes, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice of such meetings, except where attendance is for the express purpose of objecting to the holding of that meeting.

 Article IX.

 Amendments

These Bylaws may be altered, amended, repealed, or new Bylaws adopted by a majority of the entire Board of Directors at any regular or special meeting.
Any Bylaw adopted by the Board may be repealed or changed by the action of the shareholders.

 Article X.

 Fiscal Year

 The fiscal year of the Corporation shall be fixed and may be varied by resolution of the Board of Directors.

 Article XI.

 Dividends

The Board of Directors may at any regular or special meeting, as they deem advisable, declare dividends payable out of the surplus of the Corporation.

Article XII.

Corporate Seal

The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year of incorporation. Such seal is not mandatory that it be affixed to the corporate documents.

 ROBERT W. RIECHEL
 ----------------------------
 Secretary
 September 29, 1999

EXHIBIT 10a
SUBSCRIPTION AGREEMENT
VENTANA INVESTMENTS LTD.

Gentlemen:

The undersigned has read and understands the matters set forth in your prospectus dated March 27, 2000. The undersigned represents as set forth below and subscribes to purchase ________Shares at $.25 per Share, for $_______________, subject to your acceptance of this subscription.

This offering is made pursuant to Rule 419 promulgated by the Securities and Exchange Commission. All securities issued in this offering and the gross proceeds therefrom will be deposited promptly into an escrow account maintained by an insured depostiory institution, to be held for the benefit of purchasers named and identified in accordance with regulations of the Federal Deposit Insurance Corporation. All deposited proceeds, interest and dividends thereon shall be held by the depository institution as escrow for the sole benefit of the purchasers of the securities in this offering.
Deposited proceeds shall be invested only in deposit funds of the depositary institution, securities of any open end investment company registered under the Investment Act, or securities that are direct obligations or guaranteed by the United States government.

From the proceeds of each deposit into the escrow account, 10% of such proceeds shall be released to the Company. If the Company is successful in obtaining an agreement of a target company for acquisition or merger, which company has assets representing 80% or more of the maximum proceeds of this offering, the Company will file a post-effective amendment (the Amendment) to its registration statement on From SB-2, disclosing information including the financial statements of the Company and the Company to be acquired and pro forma financial information, the gross offering proceeds received to the date of the amendment, an accounting of the use and application of funds disbursed to the Company, and the terms of this offering. Within five business days after the effective date of the amendment, the Company will send a copy of the prospectus contained in said amendment to each investor, who will each have twenty (20) business days thereafter, up to a maximum of 45 business days, to notify the Company in writing that the investor intends to remain an investor. If the Company has not received such written notification by the 45th business day following the effective date of the amendment, any funds contirubuted by the investor, along with any interest and dividends, if any, held in the excrow account, will be sent back to the investor by first class mail within five business days.

If a sufficient number of investors notify the Company of their intentions to remain a purchaser and the acquisition or merger has been consummated, upon evidence of such being presented to the escrow, the funds held in escrow, along with any accumulated interest or dividends shall be released to the Company. If an acquisition or merger not meeting this criteria is not consummated within 18 months of the effective date of the initial registration statement of which this prospectus is a part, all funds held in escrow shall be returned by first class mail within five business days following that date.

Interest or dividends earned on the funds, if any, shall be held in the escrow account until the funds are released. If the funds are released to the company, the company shall be entitled to the accrued interest on the funds. If the funds are released to the investor, the investor shall be entitled to the interest or dividends on the funds.

Checks must be made payable to Wells Fargo Bank as escrow agent.

The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:

The State of New York_____
The State of Florida_____
The District of Columbia_____Other State _____________
A State foreign to U.S.A._____

Dated:______________.

If not an individual:_________________________
Signature

__________________________________________________
Name of Corporation, Trust, Print or type name of
or Partnership Signer
__________________________________________________
State where incorporated, P.O. Box or Street Address
 organized, or domiciled

__________________________________________________
Print Signer's Capacity City, State and Zip Code

_________________________
Tax ID Number____________
Telefax and Phone Numbers
_________________________
Social Security No.

EXHIBIT 10b. ESCROW AGREEMENT

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (hereinafter "the agreement"), is made and entered into as of the ____day of _____________, 2000, by and between WELLS FARGO
BANK (hereinafter "Escrow"), and VENTANA INVESTMENTS LTD., a Nevada
Corporation (hereinafter "The company"), provides as follows:

1. RECITALS:

This agreement is made and entered into with reference to the following facts and circumstances:

A. The Company has filed a registration statement to offer certain securities of the company for sale to the public (the "offering") on form
SB-2 (hereinafter "registration statement." ) The company's registration statement is subject to the provisions of Rule 419, (hereinafter "Rule
419")promulgated by the United States Securities and Exchange Commission
(hereinafter the "SEC"), which provides for funds from investors to be deposited in an insured depository institution, as that term is defined in
Section 3(c)2 of the Federal Deposit Insurance Act or a separate bank account established by a broker or dealer registered under the Exchange Act maintaining net capital equal to or exceeding $25,000.

B. Escrow is an insured depositary institution, pursuant to Section 3(c)2 of the Federal Deposit Insurance Act, has read and understands the provisions of Rule 419, and will act as escrow for the deposit, holding and disbursement of funds in the offering in strict accordance with the provisions of Rule 419, pursuant to the following terms and conditions:

1. Deposit of securities and funds into escrow account. All securities issued in this offering and the gross proceeds therefrom will be deposited promptly into an escrow account maintained by escrow, to be held for the benefit of purchasers named and identified in accordance with regulations of the Federal Deposit Insurance Corporation.

2. Disposition of funds in escrow account. All deposited proceeds, interest and dividends thereon shall be held by the depository institution as escrow for the sole benefit of the purchasers of the securities in this offering.
Deposited proceeds shall be invested by escrow only in one or more of the following types of federally insured funds:

a) Interest bearing obligations which constitute a "deposit" as that term is defined in section 3(1) of the Federal Deposit Insurance Act;

b) Securities of any open-end investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c)2, (c)3 and (c)4 of 17 CFR 270.2a-7
(Rule 2a-7) under the Investment Company Act; or

c) Securities that are direct obligations of, or obligations guaranteed as to the principal or interest by, the United States; provided that investments in government securities are inappropriate unless such securities can be readily sold or otherwise disposed of for cash at the time required without any dissipation of offering proceeds invested.

3. Deposit account Records. The deposit account records of the escrow must provide that funds in the escrow account are held for the benefit of the purchasers (hereinafter "purchaser(s)") named and identified in accordance with 12 CFR part 330.1 of the regulations of the Federal Deposit Insurance
Corporation, and the records of the escrow, maintained in the regular course of business, must show the name and interest of each party to the account.

4. Disposition of securities in escrow account.

A) All securities issued by the company in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the escrow account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities. Sales of, or offers to sell securities deposited in the escrow shall be restricted by the provisions of Rule 15g-8 of the Exchange Act.

B) Securities held in the escrow account are to remain issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law. No transfer or other disposition of securities held in the escrow account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (26 U.S.C. 1, et. Seq.), or
Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001, et.
Seq.), or the rules thereunder.

C) Warrants, convertible securities or other derivative securities relating to securities held in the escrow or trust account may be exercised or converted in accordance with their terms, provided, however, that securities received upon the exercise or conversion, are promptly deposited into the escrow account.

5. Disposition of funds deposited in escrow account. The company may receive up to 10 percent of the proceeds of the offering, exclusive of interest or dividends, as those proceeds are deposited into the escrow account. The remaining funds shall be held, administered and distributed by the escrow, according to the following terms and conditions, pursuant to Rule 419:

a) If the Company is successful in obtaining an agreement of a target company for acquisition or merger, which company has assets representing 80% or more of the maximum proceeds of this offering, the Company will file a post-effective amendment (the "amendment") to its registration statement on From SB-2, disclosing information including the financial statements of the Company and the Company to be acquired and pro forma financial information, the gross offering proceeds received to the date of the amendment, an accounting of the use and application of funds disbursed to the Company, and the terms of this offering. Within five business days after the effective date of the amendment, the Company will send a copy of the prospectus contained in said amendment to each investor, who will each have twenty (20) business days thereafter, up to a maximum of 45 business days, to notify the Company in writing that the investor intends to remain an investor. If the Company has not received such written notification by the 45th business day following the effective date of the amendment, any funds contributed by the investor, along with any interest and dividends, if any, held in the escrow account, will be sent back to the investor by first class mail within five business days.

b) If at least 70% of the purchasers notify the Company of their intentions to remain a purchaser and the acquisition or merger has been consummated, upon evidence of such being presented to the escrow, the funds held in escrow, along with any accumulated interest or dividends shall be released to the Company, and the securities held in the escrow account shall be released to each respective purchaser thereof. If an acquisition or merger not meeting this criteria is not consummated within 18 months of the effective date of the initial registration statement of which this prospectus is a part, all funds held in escrow shall be returned by first class mail within five business days following that date, and all securities held in escrow for the benefit of purchaser(s) shall be returned to the Company for cancellation. Funds of any purchaser who has not forwarded a written notification to the Company of his or her intentions to remain a purchaser, or who has notified the company or escrow in writing that he or she no longer wishes to be a purchaser must be disbursed immediately by the escrow to the purchaser, along with accrued interest and dividends, if any, and the securities of the said purchaser shall be returned by the escrow to the company for cancellation.

c) Interest or dividends earned on the funds, if any, shall be held in the escrow account until the funds are released. If the funds are released to the company, the company shall be entitled to the accrued interest on the funds. If the funds are released to the investor, the investor shall be entitled to the interest or dividends on the funds.

d) Funds held in the escrow account may be released to the company and securities may simultaneously be delivered to the Investors only at the same time as of after:

I. The escrow agent or trustee has received a signed representation from the registrant, together with other evidence acceptable to the escrow agent or trustee, that the requirements of Rule 419, section 2, paragraphs (e)1 and
(e)2 have been met, and

ii. Consummation of an acquisition meeting the requirements of section 2, paragraph (e)(2)(iii) of Rule 419.

6. Limitation of liability of escrow.

A) The parties acknowledge that the escrow is acting as an independent escrow in this matter. In the event that a suit is brought by any party or parties to this escrow agreement, or any purchaser in the offering, to which the escrow holder is named as a party, (except any cause of action thereof which is against escrow holder for a breach of fiduciary duty or gross negligence in handling the funds and/or securities in the escrow account), the company agrees to indemnify and hold harmless the escrow holder from any and all costs, expenses and reasonable attorney=s fees which it may expend or incur in said suit, the amount the amount thereof to be fixed by a court of competent jurisdiction.

B) Escrow serves only as an escrow holder in connection with this agreement and cannot give legal advice to any party hereto.

C) Escrow is not to be held accountable or liable for the sufficiency or correctness as to form, manner of execution, or validity of any instrument deposited into the escrow account, not as to the identity, authority or rights of any person executing same. Escrow=s duties hereunder shall be limited to the proper handling of such money and the proper safekeeping of such instruments, or other documents received by escrow, and for the disposition of same in accordance with this agreement, and the provisions of Rule 419.

D) In the event of any dispute between the company and the purchaser(s), the escrow and the purchaser(s), and/or the escrow and the company, escrow shall be entitled to interplead any funds and/or documents held by it with a court of competent jurisdiction, and/or shall be entitled to contact the Securities and Exchange Commission with respect to its rights and duties as escrow agent under this agreement.

7. Miscellaneous provisions.

A) This agreement shall be construed in accordance with the laws of the State of California.

B) This agreement shall be binding upon and shall inure to the benefit of the parties hereto, their beneficiaries, heirs, representatives, assigns, and all other successors in interest.

C) Each of the parties shall execute any and all documents required to be executed and perform all acts required to be performed in order to effectuate the terms of this agreement.

D) This agreement contains all of the agreements and understandings of the parties hereto with respect to the matters referred to herein, and no prior agreement or understanding pertaining to any such matters shall be effective for any purpose.

E) Each of the parties hereto has agreed to the use of the particular language of the provisions of this Agreement, and any question of doubtful interpretation shall not be resolved by any rule of interpretation against the party who causes the uncertainty to exist or against the draftsman.

F) This agreement may not be superseded, amended or added to except by an agreement in writing, signed by the parties hereto, or their respective successors-in-interest.

G) Any waiver of any provision of this agreement shall not be deemed a waiver of such provision as to any prior or subsequent breach of the same provision or any other breach of any other provision of this agreement.

H) If any provision of this agreement is held, by a court of competent jurisdiction, to be invalid, or unenforceable, said provisions shall be deemed deleted, and neither such provision, its severance or deletion shall affect the validity of the remaining provisions of this agreement, which shall, nevertheless, continue in full force and effect.

I) The parties may execute this agreement in two or more counterparts, each of which shall be signed by all of the parties; and each such counterpart shall be deemed an original instrument as against any party who has signed it.

J) The parties shall use their reasonable best efforts to obtain the consent of all necessary persons and agencies to the transfer of shares provided for in this agreement.

IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

ESCROW

By______________________________
 Name:__________________________
 Title:_________________________



COMPANY


By______________________________
       President

